                                                                      Exhibit 16

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                                                     ---------------------------
                                                     Arthur Andersen LLP

                                                     ---------------------------
September 8, 1999                                    Suite 1700
                                                     Phillips Point-West Tower
Office of the Chief Accountant                       777 South Flagler Drive
Securities and Exchange Commission                   West Palm Beach FL 33401
450 Fifth Street, N.W.                               561 832 8100
Washington, D.C. 20549



Dear Madame:

We have read the first two paragraphs of Item 4 included in the Form 8-K dated August 24, 1999 of GBI Capital Management Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP






Copy to:
Diane Chillerni, Chief Financial Officer, GBI Capital Management Corp.